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                                                                     EXHIBIT 8.1


                                November 8, 2000


The Santa Cruz Operation
425 Encinal
Santa Cruz, CA  95061

         RE: AGREEMENT AND PLAN OF REORGANIZATION BY AND AMONG CALDERA SYSTEMS, INC., A DELAWARE CORPORATION, ("CALDERA"); CALDERA HOLDING, INC., A DELAWARE CORPORATION, ("NEWCO") AND THE SANTA CRUZ OPERATION, INC., A CALIFORNIA CORPORATION ("SCO")

Ladies and Gentlemen:

         We have acted as counsel to SCO in connection with the proposed transfer of certain assets from SCO to Newco in exchange for Newco stock and cash and the proposed merger of a transitory merger subsidiary wholly-owned by Newco ("Merger Sub"), with and into Caldera (collectively, the "Combination") pursuant to an Agreement and Plan of Reorganization dated as of August 1, 2000 and amended as of September 13, 2000 (the "Agreement"). The Combination and certain proposed transactions incident thereto are described in the Registration Statement on Form S-4 (the "Registration Statement") of Newco which includes the Proxy Statement/Prospectus of Caldera and SCO (the "Proxy Statement/Prospectus"). This opinion is being rendered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended. Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meaning ascribed to them in the Proxy Statement/Prospectus.

         In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, we have assumed (i) that the Combination will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Agreement;
(ii) the truth and accuracy of the representations and warranties made in the Agreement by SCO, Newco, Caldera and Merger Sub; and (iii) the truth and accuracy in all material respects of the certificates of representations to be provided to us by SCO, Newco, Caldera, and Merger Sub.

         Because this opinion is being delivered prior to the Effective Time of the Combination it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place which could affect the United States Federal income tax consequences of the Combination or that contrary positions may not be taken by the Internal Revenue Service.


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The Santa Cruz Operation
November 8, 2000
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         Based upon and subject to the foregoing, in our opinion, the discussion contained in the Registration Statement under the caption "Material United
States Federal Income Tax Consequences of the Combination - Material Federal Income Tax Consequences of the Combination to SCO," subject to the limitations and qualifications described therein, sets forth the material United States federal income tax consequences generally applicable to the SCO shareholders as a result of the Combination.

         This opinion is furnished to you solely for use in connection with the Registration Statement. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement with respect to the discussion of the material federal income tax consequences of the Combination, including the Proxy Statement/Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation